EXHIBIT 5.1
                               October 30, 1997


Intelect Communications, Inc.
1100 Executive Drive
Richardson, Texas

Re: Registration Statement on Form S-4 Registering 24,000,000 Shares of Common Stock, $.01 par value (the "Common Shares"), 4,219,409 Shares of Series A Convertible Preferred Stock, $.01 par value (the "Preferred Shares"), and Warrants to purchase up to 2,515,063 Shares of Common Stock (the "Warrants")

Ladies and Gentlemen:

      In connection with the registration of the 24,000,000 Common Shares, 4,219,409 Preferred Shares, and the Warrants (as referenced above) of Intelect Communications, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on October 30, 1997, you have requested our opinion with respect to the matters set forth below.

      In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Common Shares, the Preferred Shares, and the Warrants, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the state.

      Subject to the foregoing, it is our opinion that the Common Shares, the Preferred Shares, and the Warrants have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

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      We consent to your filing this opinion as an exhibit to the Registration
Statement and to the reference to our firm contained under the heading "Legal Matters."

                                                Very truly yours,

                                                RYAN & SUDAN, L.L.P.